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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement that is made a part of the Registration Statement (Amendment No. 1 to Form S-4 No. 333-62473) and related Prospectus of Allied Waste Industries, Inc. for the registration of 47,963,682 shares of its common stock and to the incorporation by reference therein of our report dated February 24, 1998, with respect to the consolidated financial statements of American Disposal Services, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                          Ernst & Young LLP

Chicago, Illinois

September 11, 1998